UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2014

CHINA PHARMA HOLDINGS, INC.
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(Exact name of Registrant as specified in charter)

Nevada	001-34471	73-1564807
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

Second Floor, No. 17, Jinpan Road
Haikou, Hainan Province, China                  570216
 (Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: +86 898-6681-1730 (China)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[ ]           Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On December 29, 2014, China Pharma Holdings, Inc. (the “Company”) held its 2014 annual shareholders meeting (the “Annual Meeting”). At the Annual Meeting, the only proposal submitted to a vote of the shareholders of the Company was the election of three persons to the Board of Directors of the Company as independent directors.  Holders of 26,846,866 shares of the Company’s common stock were present in person or by proxy at the Annual Meeting, representing 61.6% of the total outstanding shares of common stock and therefore constituting a quorum of more than one-third of the shares outstanding and entitled to vote at the Annual Meeting as of the record date.

Pursuant to a vote of shareholders, Messrs. Gene Michael Bennett, Baowen Dong and Yingwen Zhang were elected to serve as independent directors of the Company until the next annual shareholders meeting and until their successors are duly elected or appointed, or until their death, resignation or removal, whichever comes earlier. The results were as follows. Broker non-votes were not counted.

Director Nominee	For	Withheld
Gene Michael Bennett	24,126,935	2,719,931
Baowen Dong	24,126,935	2,719,931
Yingwen Zhang	24,126,935	2,719,931

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 31, 2014

CHINA PHARMA HOLDINGS, INC. By: /s/ Zhilin Li Name: Zhilin Li Title: President and Chief Executive Officer